UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

June 1, 2015
Date of Report (Date of earliest event reported)

CASTLIGHT HEALTH, INC.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-36330 (Commission File Number)	26-1989091 (I.R.S. Employer Identification Number)

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Two Rincon Center
121 Spear Street, Suite 300
San Francisco, CA 94105
(Address of principal executive offices)

(415) 829-1400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
Castlight Health, Inc. (“Castlight Health”) held its 2015 Annual Meeting of Stockholders on June 1, 2015 at the Hyatt Regency San Francisco, located at 5 Embarcadero Center, San Francisco, California, USA, 94111 (the “Annual Meeting”). At the Annual Meeting, Castlight Health’s stockholders voted on three proposals, each of which is described in more detail in Castlight Health’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on April 21, 2015. Present at the Annual Meeting in person or by proxy were holders representing 84,890,344 shares of common stock, representing 91.9% of the eligible votes, constituting a quorum.
The matters described below were voted on at the Annual Meeting and the number of votes cast with respect to each matter was as indicated

(a)
Holders of Castlight Health’s common stock voted to elect two Class I directors, each to serve until his successor has been elected and qualified or until his earlier resignation or removal as follows:

Director Name	Votes For	Votes Withheld	Broker Non-Votes	Percentage of Votes in Favor
Giovanni M. Colella	77,320,474	85,689	7,484,181	99.89%
Bryan Roberts	73,392,959	4,013,204	7,484,181	94.82%

(b)
Holders of Castlight Health’s common stock voted to re-approve Castlight Health’s 2014 Equity Incentive Plan, as amended, to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended, and preserve Castlight Health’s ability to receive corporate income tax deductions that may become available pursuant to Section 162(m) as follows:

Shares Voted in Favor	62,753,135
Shares Voted Against	14,629,046
Shares Abstaining	23,982
Broker Non-Votes	7,484,181

(c)
Holders of Castlight Health’s common stock voted to ratify the appointment of Ernst & Young LLP as Castlight Health’s independent registered public accounting firm for the fiscal year ending December 31, 2015 as follows:

Shares Voted in Favor	84,734,269
Shares Voted Against	125,066
Shares Abstaining	31,009
Broker Non-Votes	7,484,181

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Castlight Health Inc.
Date: June 3, 2015
By: /s/ John C. Doyle
John C. Doyle
Chief Financial Officer